EXHIBIT 10.9
TERMINATION OF EMPLOYMENT ARRANGEMENT

TESSCO Technologies Incorporated and Mr. Robert C. Singer have entered into an employment agreement as of October 4, 1999. Pursuant to the agreement, TESSCO remains obligated to continue base salary compensation and benefits to Mr. Singer for the scheduled terms of the agreement if the employment of Mr. Singer is terminated by TESSCO without "good cause" or by Mr. Singer with "good reason". If Mr. Singer's employment is terminated by TESSCO for "good cause", or by Mr. Singer without "good reason", TESSCO is generally obligated to pay compensation and benefits only to the date of termination. "Good cause" generally means: (I) the willful continued failure by Mr. Singer to substantially perform his management duties, (ii) intentional misconduct by Mr. Singer causing substantial injury to the Company, or (iii) the conviction of a felony crime involving moral turpitude. "Good reason" is defined to include: (I) a substantial diminution in Mr. Singer's title, duties or authority, (ii) a relocation of the Company's principal offices to another State, (iii) a reduction in annual base salary, or (iv) a "change in control" of the Company. A "change in control" is generally deemed to occur when: (i) a person or group acquires beneficial ownership of thirty percent or more of the Common Stock of the Company; or (ii) the shareholders approve a liquidation or sales of substantially all of the assets of the Company or certain mergers or consolidation of the Company.

This agreement is enforceable upon and beyond a "change in control" of the Company.

The terms of this agreement provide for base salary and benefits to continue to be paid to Mr. Singer should employment be terminated by TESSCO without "good cause" or by Mr. Singer with "good reason" on the following schedule:

                  TERM                           PAYMENT PERIOD OF SEVERANCE BASE SALARY & BENEFITS

       FIRST 12 MONTHS OF EMPLOYMENT               12 months following termination date
        Months 13 - 24 of employment                9 months following termination date
        Beyond month 24 of employment               6 months following termination date



By:/s/ Robert C. Singer                          Date:     9/29/99
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        Robert C. Singer

By:/s/ Robert B. Barnhill                        Date:     9/29/99
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        Robert B. Barnhill, Jr.
        Chairman and CEO
        TESSCO Technologies Incorporated